Exhibit 3.28

AMENDED AND RESTATED REGULATIONS

OF

DELL GLOBAL HOLDINGS XV L.L.C.

These Amended and Restated Regulations of Dell Global Holdings XV L.L.C., a Delaware limited liability company (the “Company”), dated as of October 9, 2020 (the “Effective Date”), are adopted by Dell International L.L.C., a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC”), as the Members, for the organization and operation of the Company (these “Regulations”). These Regulations supersede, amend and restate in their entirety the Regulations of the Company in effect prior to the Effective Date and shall be considered the limited liability company agreement of the Company.

WHEREAS, the Members wish to amend and restate in their entirety the Regulations of the Company as of the Effective Date as set forth herein;

NOW, THEREFORE, the Members, by their execution of these Regulations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in these Regulations, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Certificate” has the meaning given to that term in Section 2.1.

“Capital Contribution” means any contribution by a Member to the capital of the Company.

“Company” has the meaning given to that term in the preamble hereto.

“Corporate Functionary” has the meaning given to that term in Section 6.1.

“Effective Date” has the meaning given to that term in the preamble hereto.

“Fixed Capital” means the aggregate valuation, as determined by the Manager, of the Capital Contribution made in respect of Units issued hereunder as of the date of contribution to the Company by a Member.

“Manager” means any Person or Persons named by the Members as Manager of the Company, but does not include any Person who has ceased to be a Manager of the Company.

“Member” means any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member, but does not include any Person who has ceased to be a member in the Company.

“Member Register” has the meaning given to that term in Section 3.3(a).

“Membership Interest’ means, with respect to a Member, the entire ownership interest of such Member in the Company at any particular time, including such Member’s economic interest, any and all rights to vote and otherwise participate in the Company’s affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

“Proceeding” has the meaning given to that term in Section 6.1.

“Regulations” has the meaning given to that term in the preamble hereto.

“Unit” has the meaning given to that term in Section 3.3(a).

“Unit Certificate” has the meaning given to that term in Section 3.4(a).

1.2 Construction. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter, and words of the singular number shall be deemed to include the plural number (and vice versa). Unless the context makes clear to the contrary, all references to an Article or a Section refer to articles and sections of these Regulations. The captions of the Articles, Sections, subsections and paragraphs hereof have been inserted as a matter of convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of these Regulations. As used in these Regulations, the term “including” shall mean “including, without limitation.”

ARTICLE II

ORGANIZATION

2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

2.2 Name. The name of the Company is “Dell Global Holdings XV L.L.C.” and all Company business must be conducted in that name or such other names that comply with applicable law as the Manager may select from time to time.

2.3 Registered Office; Registered Agent; Principal Office. The registered office and registered agent of the Company shall be the office and the initial registered agent named in the Certificate or such other office or agent as the Manager may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Manager may designate from time to time.

2.4 Purposes. The purpose of the Company is to transact any and all lawful business for which limited liability companies may be organized under the Act, and to do all things necessary or incidental thereto to the fullest extent permitted by law.

2.5 Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Manager shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Manager, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. The Manager shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming to these Regulations that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business or cease to conduct business.

2.6 Term. The Company commenced upon the filing of the Certificate on January 29, 2018, and shall continue in existence until such time as the certificate of cancellation of the Company is filed.

2.7 Mergers and Exchanges. The Company may be a party to a merger, consolidation, or other reorganization of the types permitted by the Act.

2.8 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture. This Section 2.8 shall not, however, prohibit the Company from becoming a partner or joint venturer of a partnership or joint venture with one or more other Persons.

ARTICLE III

MEMBERS; UNITS; TRANSFERS

3.1 Member. The Members of the Company are Dell International and EMC.

3.2 Liability to Third Parties. Except as otherwise provided by the Act, no Member shall be liable for the debts, obligations, or liabilities of the Company (whether arising in contract, tort, or otherwise), including under a judgment, decree, or order of a court or arbitrator, solely by reason of being a Member.

3.3 Units.

(a) The Membership Interests of a Member shall be represented by issued and outstanding units, which may be divided into one or more types, classes or series (each, a “Unit”). Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Company shall maintain a schedule of the Members, their respective mailing addresses and the amount and series of Units held by them (the “Member Register”), and the Manager shall update the Member Register upon the issuance or transfer of any Units to any new or existing Member. The Member Register is attached hereto as Schedule A.

(b) Each Unit shall constitute a “security” within the meaning of, and shall be governed by, Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del. C. § 8 101, et seq.), such provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware shall be controlling.

3.4	Certification of Units.

(a) The Company shall issue one or more certificates (each, a “Unit Certificate”) upon admission of a Member or transfer of Units, or otherwise upon demand of a Member. These Unit Certificates shall evidence a Member’s ownership of the number of Units to which it is entitled and its proportion in the Fixed Capital of the Company. Each such Unit Certificate shall be signed by an Officer of the Company. A copy of the form of Unit Certificate is attached hereto as Schedule B.

(b) Upon a Member’s transfer in accordance with the provisions of this Agreement of any or all Units represented by a Unit Certificate, the transferee of such Units shall deliver such Unit Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Unit Certificate to such transferee for the number of Units being transferred and, if applicable, cause to be issued to such Member a new Unit Certificate for such number of Units in the Company that were represented by the cancelled Unit Certificate and that are not being transferred.

(c) In addition to any other legend required by Applicable Law, all Unit Certificates shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGULATIONS OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGULATIONS.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

3.5 Transfers. A Member may transfer any one or more Units, or any portion thereof (including the right to receive distributions), at any time and from time to time as determined by such Member and approved by the Manager in its sole discretion; provided that no such approval shall be required in connection with any transfer that is a pledge, encumbrance, hypothecation or mortgage. In the event a Member assigns or otherwise transfers any one or more Units (other than a transfer that is a pledge, encumbrance, hypothecation or mortgage), the transferee thereof shall be deemed to be, and shall be admitted as, a member of the Company (except to the extent otherwise agreed upon in writing by such Member and such transferee) immediately upon such assignment or other transfer being recorded on the Member Register (and such assignment or other transfer shall not be effective, and such transferee shall not become a substitute member of the Company, until being so recorded), whereupon such transferee shall be bound by all of the terms and provisions of this Agreement as if named in this Agreement as a Member; provided that such transferee member shall provide, execute and deliver to the Company (i) a joinder agreement binding the transferee to the terms and conditions of this Agreement and (ii) any other documents or instruments reasonably requested by the Manager. Any such transferee may be admitted as a Member of the Company, and may be the holder of one or more Units, without making (or being obligated to make) any Capital Contribution to the Company. The Company shall, upon request of any such transferee member, issue additional certificates representing Units of the Company to such transferee as required. A Member shall cease to be a member of the Company upon it ceasing to hold any Units.

3.6 No Interest in Company Property. No real or personal property of the Company will be deemed to be owned by a Member individually, but will be owned by, and title will be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

3.7 Place of Meetings. All meetings of Members shall be held at the principal office of the Company as provided in Section 2.3, or at such other place as may be designated by the Members calling the meeting.

3.8 Meetings. An annual meeting of Members for the transaction of such business as may properly come before the Meeting may be held at such place, on such date and at such time as the Members shall determine. Special meetings of Members for any proper purpose or purposes may be called at any time by any Member.

3.9 Notice. A notification of all meetings, stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member entitled to vote.

3.10 Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notification of the meeting but not so included, if the objection is expressly made at the meeting.

3.11 Quorum. The presence, either in person or by proxy, of Members holding at least 51% of the Membership Interests is required to constitute a quorum at any meeting of the Members.

3.12 Voting. All Members shall be entitled to vote on any matter submitted to a vote of the Members. Members may vote either in person or by proxy at any meeting. Each Member shall be entitled to one vote for each Unit held by such Member. Fractional votes shall be permitted. With respect to any matter other than a matter for which the affirmative vote of Members owning a specified percentage of the Membership Interests is required by the Act, the Certificate or this Agreement, the affirmative vote of the holders of at least 51% of the Membership Interests at a meeting at which a quorum is present shall be the act of the Members. No provision of this Agreement requiring that any action be taken only upon approval of Members holding a specified percentage of the Membership Interests may be modified, amended or repealed unless such modification, amendment or repeal is approved by Members holding at least such percentage of the Membership Interests.

3.13 Action by Written Consent. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Members holding the percentage of Membership Interests required to approve such action under the Act, the Certificate or this Agreement. Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Section 3. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent pursuant to this Section 3.13. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Members who did not sign the written consent.

3.14 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A facsimile, electronic mail or similar transmission by the Member or a portable document format (“PDF”), electronic, photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 3.14. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the President who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairperson of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

ARTICLE IV

CAPITAL CONTRIBUTIONS; DISTRIBUTIONS AND ALLOCATIONS

4.1 Initial Contribution. The books and records of the Company shall reflect a Member’s initial Capital Contribution.

4.2 Subsequent Contributions. Additional Capital Contributions may be made by a Member at its discretion and shall be reflected in the books and records of the Company. Any such Capital Contribution by a Member may be in consideration of the issuance of one or more Units to such Member; provided that any such issuance of Units must be authorized and approved by the Manager. Additional Capital Contributions may be made to the Company without the issuance of additional Units if approved by the Manager and the contributing Member. In no event shall a Member be required to contribute additional capital to the Company.

4.3 Distributions and Allocations. From time to time the Manager shall determine to what extent (if any) the Company’s cash, property and securities on hand exceeds its current and anticipated needs, including for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, the Manager may, subject to Section 18-607 of the Act, in its sole discretion cause the Company to distribute to the Members, on a pro rata basis in accordance with the number of Units held by each such Member as compared to the aggregate outstanding Units held by all Members, an amount in cash, property or securities not to exceed that excess. Notwithstanding anything to the contrary contained herein, other than in connection with a dissolution of the Company, distributions may only be made to the extent that the Company’s cash, property and securities on hand exceed the Fixed Capital at the time of such distribution. Only upon the declaration of a distribution in accordance with this Section 4.3 shall the net income and net losses of the Company (a) be allocated to each Member and (b) be distributed to a Member, in the case of clauses (a) and (b), on a pro rata basis in accordance with the number of Units held by each such Member as compared to the aggregate outstanding Units held by all Members.

4.4 No Withdrawal. No Member shall be entitled to withdraw any part of its Fixed Capital or to receive any distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Fixed Capital, except as otherwise provided in this Agreement. No Member shall have the right to receive from the Company, the Fixed Capital until the Company has dissolved and all liabilities have been settled (or until the Fixed Capital of the Company is reduced).

ARTICLE V

MANAGEMENT

5.1 Generally. The Members have established the Company as a “manager-managed” limited liability company and have initially designated one Manager to manage the Company’s business and affairs. The Manager may, but is not required to, be a Member of the Company. Except for situations in which Member approval is required by these Regulations or the Act, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Manager. The acts of the Manager, taken on behalf of the Company, shall be binding on the Company. Any Person dealing with the Company may rely on the authority of the Manager in taking any action in the name of the Company without inquiry into the provisions of these Regulations or compliance herewith, regardless whether that action is actually taken in accordance with the provisions of these Regulations. The Manager shall not be liable for any of the debts, obligations, liabilities, or contracts of the Company by virtue of managing the Company’s business nor shall the Manager be required to contribute or lend any funds to the Company.

5.2 Conflicts of Interest. The Manager at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, with no obligation to offer to the Company the right to participate in any such ventures. The Manager may transact business with a Member and the Company.

5.3 Officers, Managers, and Agents.

(a) General. The Manager may appoint officers or agents of the Company and may delegate to such officers or agents all or part of the powers, authorities, duties, or responsibilities possessed by or imposed on the Manager pursuant to this Agreement.

(b) Officers. The officers of the Company may consist of a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other officers as the Manager may from time to time appoint. A single Person may hold more than one office. The officers shall be appointed from time to time by the Manager. Each officer shall hold office until his successor is chosen, or until his death, resignation, or removal from office. Each officer of the Company shall have such powers and duties with respect to the business and affairs of the Company, and shall be subject to such restrictions and limitations, as are described below or otherwise prescribed from time to time by the Manager; provided, however, that each officer shall at all times be subject to the direction and control of the Manager in the performance of such powers and duties.

(1) President. The President of the Company shall have all general executive rights, power, authority, duties, and responsibilities with respect to the management and control of the business, assets and affairs of the Company. The President shall have full power and authority to bind the Company and to execute any and all contracts, agreements, instruments, or other documents for and on behalf of the Company, and any and all such actions properly taken by the President of the Company shall have the same force and effect as if taken by the Manager. Unless otherwise determined by the Manager, the President shall be the chief executive officer of the Company and may include those words in his title.

(2) Vice Presidents. Each Vice President of the Company shall have such duties and responsibilities with respect to the conduct of the business and affairs of the Company as are assigned from time to time by the Manager or the President.

Each Vice President of the Company shall have full power and authority to bind the Company and to execute any and all contracts, agreements, instruments, or other documents for and on behalf of the Company, and any and all such actions properly taken by a Vice President of the Company shall have the same force and effect as if taken by the Manager.

(3) Treasurer and Assistant Treasurers. The Treasurer of the Company shall have responsibility for the custody and control of all funds of the Company and shall have such other powers and duties as may from time to time be assigned by the Manager or the President. The Treasurer of the Company may delegate to any Assistant Treasurer of the Company such of the Treasurer’s duties and responsibilities as the Treasurer deems advisable, and (subject to the control and supervision of the Treasurer) such Assistant Treasurer may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Treasurer.

(4) Secretary and Assistant Secretaries. The Secretary of the Company shall prepare and maintain all records of Company proceedings and may attest the signature of any authorized officer of the Company on any contract, agreement, instrument, or other document and shall have such other powers and duties as may from time to time be assigned by the Manager or the President. The Secretary of the Company may delegate to any Assistant Secretary of the Company such of the Secretary’s duties and responsibilities as the Secretary deems advisable, and (subject to the control and supervision of the Secretary) such Assistant Secretary may exercise such delegated duties and responsibilities as fully, and with the same force and effect, as the Secretary.

All officers of the Company shall have the power and authority to bind the Company and to execute a contract, agreement, instrument, or other document for and on behalf of the Company. Notwithstanding the above, (i) the Manager may establish from time to time limits of authority for any or all of the Company’s officers with respect to the execution and delivery of negotiable instruments or contracts for and on behalf of the Company, and (ii) the Manager may approve processes and procedures whereby the power and authority of the President or a Vice President to execute a contract, agreement, instrument, or other document on behalf of the Company may be delegated to another Person.

ARTICLE VI

INDEMNIFICATION

6.1 Right to Indemnification. The Company may indemnify persons who are or were manager, officer, employee, or agent of the Company (each, a “Corporate Functionary”) both in their capacities as such and, if serving at the request of the Company, as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic Person, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (a “Proceeding”), (b) an appeal in a Proceeding, or (c) any inquiry or investigation that could lead to a Proceeding, all to the fullest extent permitted by applicable law. The Company may pay or reimburse, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by any Corporate Functionary who was, is, or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by applicable law. The rights of indemnification provided for in this Article VI shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or as a matter of law or otherwise.

6.2 Insurance. The Company may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him as, or arising out of his status as, a Corporate Functionary, whether or not the Company would have the power to indemnify him against the liability under the Act or these Regulations; provided, however, that if the insurance or other arrangement is with a Person that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the Corporate Functionary only if including coverage for the additional liability has been approved by the Manager.

6.3 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VI as to costs, charges, and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTS, AND TAX MATTERS

7.1 Maintenance of Books. The Manager shall cause the Company to keep books and records of account and shall keep records of the formal resolutions of the Manager. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and statement of the value of any other property contributed by a Member to the Company. The books of account for the Company shall be maintained on a cash or accrual basis (as determined by the Manager) in accordance with the terms of these Regulations.

7.2 Fiscal Year. The fiscal year of the Company shall be determined by the Members.

7.3 Bank and Investment Accounts. The Manager shall establish and maintain on behalf of the Company such banking and investment arrangements (including arrangements with respect to the establishment and maintenance of accounts with financial institutions) as from time to time become necessary, appropriate, or desirable in the opinion of the Manager. All resolutions set forth in a standard form resolution of any commercial bank or financial or investment institution at which one or more such accounts are established are hereby approved and adopted and shall constitute resolutions duly and validly adopted by the Manager, on behalf of the Company, as if set forth herein and may be certified as such.

7.4 Federal Income Tax Status. The Company shall be a disregarded entity for United States federal income tax purposes.

7.5 Tax Returns. The Manager shall cause to be prepared and filed all necessary United States federal and state tax returns for the Company.

ARTICLE VIII

DISSOLUTION, LIQUIDATION, AND TERMINATION

8.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a) the election of the Members to do so;

(b) the entry of a decree of judicial dissolution of the Company under Section 18802 of the Act; or

(c) any time there are no members of the Company, unless the Company is continued in accordance with the Act.

8.2 Liquidation and Termination. On dissolution of the Company, the Members shall appoint a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne by the Company as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties subject to the provisions of these Regulations. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator shall pay, satisfy, or discharge from Company funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) all remaining assets of the Company shall be distributed to the Members on a pro rata basis in accordance with the number of Units held by each such Member as compared to the aggregate outstanding Units held by all Members,.

8.3 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Members (or such other Person as the Act may require or permit) shall cancel any filings made pursuant to Section 2.5 and take such other actions as may be necessary to terminate the Company, including filing a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware.

ARTICLE IX

GENERAL PROVISIONS

9.1 Amendments to Regulations or Certificate. These Regulations and the Certificate may be amended or modified from time to time only by the Members.

9.2 Binding Effect. These Regulations are binding on and inure to the benefit of each Member and its successors and assigns.

9.3 Governing Law. These Regulations are governed by and shall be construed in accordance with the law of the State of Delaware.

9.4 Severability. In the event of a direct conflict between the provisions of these Regulations and any provision of the Certificate or any mandatory provision of the Act, the provisions of the Certificate or the Act, as the case may be, shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances are not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

9.5 Further Assurances. In connection with these Regulations and the transactions contemplated hereby, the Members shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

9.6 Creditors. None of the provisions of these Regulations shall be for the benefit of or enforceable by any creditor of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Members have executed these Regulations effective as of the Effective Date.

MEMBERS:

DELL INTERNATIONAL L.L.C.

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

EMC CORPORATION

By:	/s/ Robert L. Potts
Name:	Robert L. Potts
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Amended and Restated Regulations of DGH XV L.L.C.]

Schedule A

Member Register

Member Name and Address	Number of Units	Date of Issuance	Initial Capital Contribution	Date of Transfer
Dell International L.L.C. One Dell Way Round Rock, TX 78682	62.64	Certificate No. 3 issued March 31, 2018 (pursuant to merger)	–

EMC Corporation 176 South Street Hopkinton, MA 01748	37.36	Certificate No. 4 issued September 15, 2018 (pursuant to merger)	–

EMC Corporation 176 South Street Hopkinton, MA 01748	0.83	Certificate No. 5 issued September 27, 2018 (pursuant to Contribution Agreement)	–

Schedule B

Form of Unit Certificate

UNIT CERTIFICATE OF DELL GLOBAL HOLDINGS XV L.L.C.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGULATIONS OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGULATIONS.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Certificate Number	[ ] Units

Dell Global Holdings XV L.L.C., a Delaware limited liability company (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [    ] Units in the Company. The rights, powers, preferences, restrictions and limitations of Units are set forth in, and this Unit Certificate and Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Regulations of the Company dated as of October 9, 2020 as the same may be amended or restated from time to time (the “Regulations”). By acceptance of this Unit Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Regulations. The transfer of this Unit Certificate and the Units evidenced hereby is restricted as described in the Regulations. The Company maintains books for the purpose of registering the transfer of Units. The Company will furnish a copy of the Regulations to the Holder without charge upon written request to the Company at its principal place of business. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Regulations.

This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

Each Unit shall constitute a “security” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware.

IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be executed as of the date set forth below.

Date:

DELL GLOBAL HOLDINGS XV L.L.C.

By:
Name:
Title: